[BIO LOK]


For Immediate Release

 BIOLOK PRESIDENT DISCUSSES GROWTH STRATEGIES FOR ITS PATENTED AND FDA-APPROVED
                PRODUCTS IN INTERVIEW WITH WALL STREET REPORTER


DEERFIELD BEACH, FL -- March 29, 2006 -- BioLok International Inc. (OTCBB:
BLLI), the manufacturer and worldwide distributor of leading-edge dental implant technology, today announced that its President, Bruce L. Hollander, was interviewed by Wall Street Reporter. The Wall Street Reporter is a premier information source for professional investors seeking successful new investment ideas. The media outlet is a forum for investors that regularly conducts interviews with leading public companies. The BioLok audio interview is posted on the Internet at http://www.wallstreetreporter.com/linked.php?id=16845.


The interview covered a wide range of topics pertaining to the Company's prospects for growth, including:

      o The recent 510(k) clearance from the United States Food and Drug Administration to market BoneGen-TR, a new time release bone augmentation product;

      o Investment in sales and marketing initiatives with an emphasis on driving domestic growth;

      o How BioLok is capitalizing on the trends of aesthetic dentistry and the use of nanotechnology to develop clinically safe and effective products;

      o The market size for BioLok's unique dental implants and bone augmentation material which address an estimated market of $2 billion annually; and,

      o The goal to reach $50 million in revenues through continued investment in sales, marketing and research and development.

BioLok conducted the interview with the Wall Street Reporter in an effort to bring its investment story to the financial community. The Wall Street Reporter's library of has grown to over 22,000 interviews of public company executives and its business now extends from five print and online magazines to investor events, roundtables, radio, and television. More than 80,000 portfolio managers, analysts, venture capitalists, and other decision makers, as well as 3,500 financial editors, reporters, and TV producers read Wall Street Reporter publications. The Web site of Wall Street Reporter receives 4.5 million hits per month.

                                      # # #

BioLok International Inc. (OTCBB: BLLI) is merging cell biology and technology to develop and market products for the dental implant and tissue regeneration markets. The Company is the worldwide manufacturer and distributor of the BioLok Precision Dental Implant System. BioLok offers a superior line of dental implants that incorporate many patented features and are synonymous with quality, fit of components, leading edge technology and design, and ease of use. Additional information is available on the Company's Web site at http://www.biolok.com.

                                      * * *

With the exception of the historical information contained in the release, the matters described herein contain certain "forward-looking statements" that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. The statements contained in this release, which are not historical fact may be deemed to contain forward-looking statements, including, but not limited to, deployment of new services, growth of the customer base, and growth of the service area, among other items. Actual results may differ materially from those anticipated in any forward-looking statement with regard to magnitude, timing or other factors. Deviation may result from risk and uncertainties, including, without limitation, the Company's dependence on third parties, market conditions for the sale of services, technical factors affecting networks, availability of capital and other risks and uncertainties. More detailed information about these risk factors are set forth and may be updated from time to time in filings by BioLok International, Inc. with the Securities and Exchange Commission, including the Company's most recent quarterly report on Form 10-Q and other publicly available information regarding the Company. The Company disclaims any obligation to update information contained in any forward-looking statement.


BioLok International Contact:               Investor Relations Contact:
Bruce L. Hollander                          Jordan M. Darrow
President/CEO                               Darrow Associates, Inc.
954-698-9998                                631-367-1866
blh@biolok.com                              jdarrow@optonline.net